Exhibit p.6

              PARADIGM ASSET MANAGEMENT COMPANY, L.L.C.

                            CODE OF ETHICS

Dated as of October 5, 2004, as amended June 2, 2006, December 27, 2006, March 1, 2007, July 30, 2007, November 26, 2007, and July 1, 2008.

I.   STATEMENT OF STANDARDS

     This Code has been adopted by Paradigm in compliance with Rule 204A-1 under the Investment Advisers Act of 1940, as amended ("Advisers Act") and Rule 17j-1 under the Investment Company Act of 1940, as amended ("1940 Act"). Capitalized terms are defined in Section II.

     All Supervised Persons are subject to and bound by the terms of this Code and should understand and adhere to the following general fiduciary principles.

     Each Supervised Person must:

     A. obey all laws and regulations applicable to Paradigm's business including but not limited to, the Federal Securities Laws;

     B. at all times, place the interest of Investment Advisory Clients before his or her personal interest consistent with Paradigm's fiduciary duty to Investment Advisory Clients;

     C. execute personal securities transactions in a manner consistent with this Code, so as to avoid any actual, potential or perceived conflict of interest, or any abuse of an individual's position of trust and responsibility;

     D. not take any inappropriate advantage of his or her position with or on behalf of any Investment Advisory Client; and

     E. not receive or give gifts if intended to improperly influence, or would have the appearance of improperly influencing, any broker, dealer, adviser, financial institution, current or former Investment Advisory Client, supplier of goods or services to Paradigm or any Investment Advisory Client, or issuer of Securities.

II.  DEFINITIONS

     A. "ACCESS PERSON" means any director, officer, member or Supervised Person who, in connection with his or her regular duties, makes, participates in or obtains nonpublic information regarding the purchase or sale of Securities by an Investment Advisory Client or has access to any nonpublic recommendations with respect to such purchases or sales. Each member of the Investment Team is an Access Person.

     B. "BENEFICIAL OWNERSHIP" is interpreted as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the rules and regulations thereunder. This definition is explained further in Exhibit B, but generally includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares, a direct or indirect pecuniary or voting interest in a security.

     C. "CCO" means Paradigm's Chief Compliance Officer or his designee, who is responsible for monitoring compliance with this Code and preclearing transactions in Restricted Securities. If the CCO or his designee is required to obtain approval from, or submit a report to, themselves hereunder, he or she shall seek such approval from, or submit such report to a person designated by the President of Paradigm or, if no such person is designated, the President of Paradigm.

     D.   "CODE" means this Code of Ethics and any amendment thereto.

     E. "FEDERAL SECURITIES LAWS" means the Securities Act of 1933, the Exchange Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to mutual funds and advisers, and any rules adopted thereunder by the SEC or Department of Treasury.

     F. "IMMEDIATE FAMILY MEMBER" means the following persons (including adoptive relationships) who reside in the same household as the Access Person:

Child        Parent        Spouse          Father-in-law   Daughter-in-law
Stepchild    Stepparent    Sibling         Sister-in-law   Brother-in-law
Grandchild   Grandparent   Mother-in-law   Son-in-law

     G. "INVESTMENT ADVISORY CLIENT" means any client of Paradigm and any other client or account which is advised or subadvised by Paradigm.

     H. "PURCHASE" OR "SALE" of a Security includes, among other things, the purchase or writing of an option to purchase or sell a Security.

     I. "REPORTABLE SECURITY" means a Security, except that it includes: (i) shares issued by Reportable Funds; and (ii) shares issued by unit investment trusts that are invested exclusively in Reportable Funds. "Reportable Fund" means: (i) any fund for which Paradigm serves as an adviser or subadviser; or (ii) any fund whose adviser or principal underwriter controls, is controlled by, or is under common control with Paradigm. Generally, this means Funds listed in Exhibit A. "Control" has the same meaning as it does in Section 2(a)(9) of the 1940 Act.

     J. "SECURITY" has the meaning as set forth in Section 2(a)(36) of the 1940 Act or Section 202(a)(18) of the Advisers Act (in effect, all securities), except that it does not include: (i) direct obligations of the U.S. Government, (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements,
          (iii) shares issued by money market funds, (iv) shares of mutual funds, and (v) shares issued by unit investment trusts that are invested exclusively in one or more mutual funds.

     K. "SUPERVISED PERSON" means any member, officer, director and Employee, as well as any other person who provides advice on behalf of Paradigm and is subject to Paradigm's supervision and control. "Employee" means any person who is employed by Paradigm in exchange for predetermined and periodic financial compensation.

III. RESTRICTIONS

     A. Private Placement, OTC Trading, IPOs and Limited Offerings - with regards to private placements, transactions in securities which are not listed on the New York Stock Exchange or American Stock Exchange, or traded in the National Association of Securities Dealers Automated Quotation System and Securities in initial public offerings or limited offerings (together, "Restricted Securities"):

          1. Any Access Person contemplating acquiring Beneficial Ownership of a Restricted Security, must first obtain preclearance from the CCO (Exhibit C). (In determining preclearance, the CCO shall consider among other factors, whether the opportunity should be reserved for an Investment Advisory Client, and whether it is being offered because of the Access Person's position with Paradigm).

          2.   If an Access Person acquires Beneficial Ownership of a Restricted
               Security:

               (a) the Access Person must disclose this personal investment to the CCO prior to each subsequent recommendation that an Investment Advisory Client purchase Securities of the same issuer; and

               (b) any subsequent recommendation by the Access Person to purchase Securities of the same issuer for an Investment Advisory Client shall be subject to an independent review by members of the Investment Committee with no personal interest in the issuer.

     B.   Nonpublic Material Information
          ------------------------------

          No Access Person shall utilize nonpublic material information about any issuer of Securities in the course of rendering investment advice or making investment decisions on behalf of Paradigm or its Investment Advisory Clients. Nonpublic material information is material information not generally available to the public. No Supervised Person should solicit from any issuer of Securities any such nonpublic material information. Any Supervised Person inadvertently receiving nonpublic information regarding Securities held by an Investment Advisory Client should notify the CCO immediately.

     C.   Transactions with Investment Advisory Clients
          ---------------------------------------------

          No Supervised Person shall knowingly sell to or purchase from any Investment Advisory Client any Security or other property of which he or she has, or by reason of such transaction acquires, Beneficial Ownership, except Securities of which such Investment Advisory Client is the issuer.

     D.   Service on Boards
          -----------------

          No member of Paradigm's Investment Committee shall serve on the board of any publicly traded company without prior authorization from the CCO based upon a determination that such board service would be consistent with the interests of Investment Advisory Clients. Any Investment Committee member so authorized will be isolated from other members of Paradigm's Investment Team making investment decisions for Investment Advisory Clients with respect to securities of such publicly traded company through a "Chinese Wall" or other procedures.

IV.  COMPLIANCE PROCEDURES

     A.   Preclearance
          ------------

          1. All preclearance requests pursuant to Section III.A. must be in writing on a standard Personal Trading Request and Authorization Form (Exhibit C).

          2. Paradigm may maintain "restricted lists" or other documents or devices as necessary and appropriate to facilitate the restrictions in Section III.B.

     B.   Reporting Requirements
          ----------------------

          1.   INITIAL HOLDINGS REPORTS (EXHIBIT D)

               An Initial Holdings Report must be filed no later than 10 days after a person becomes an Access Person, with information current within 45 days prior to the date such person became an Access Person. The Report must list all securities and brokerage Accounts held by the Access Person.

               In lieu of manually completing the Initial Holdings Report, an Access Person may submit a duplicate account statement that contains all of the information required in the Report.

          2.   QUARTERLY TRANSACTION REPORTS (EXHIBIT E)

               Quarterly Transaction Reports must be filed by each Access Person no later than 30 days after the end of each calendar quarter. Each report must include information concerning each transaction during the quarter in a Reportable Security in which the Access Person had any Beneficial Ownership.

               ACCESS PERSONS WHO DO NOT HAVE BROKERAGE ACCOUNTS AND HAVE NO QUARTERLY INVESTMENT TRANSACTIONS MUST STILL SUBMIT A QUARTERLY

               TRANSACTION REPORT TO CONFIRM THAT NO PERSONAL SECURITIES TRANSACTIONS HAVE OCCURRED AND THAT NO PERSONAL ACCOUNTS HAVE BEEN OPENED DURING THE QUARTER.

               Access Persons who have brokerage Accounts in which he or she holds Beneficial Ownership must arrange for their brokerage firm(s) to send automatic duplicate copies of each trade confirmation and periodic account statement to:

                      Gregory Pai, Chief Compliance Officer
                        Paradigm Asset Management, L.L.C.
                   445 Hamilton Avenue, 12th Floor, Room 1203
                          White Plains, New York 10601

               Any Access Person who is unable to arrange for automatic duplicate trade confirmations and account statements must immediately notify the CCO.

               Quarterly Transaction Reports for any quarter in which an Access Person conducted a personal Securities transaction should include copies of the duplicate account statements and/or trade confirmations received by the CCO.

          3.   EXCEPTIONS TO REPORTING REQUIREMENTS

               An Access Person need not submit:

               a. Any report with respect to Reportable Securities held in accounts over which the Access Person had no direct or indirect influence or control and

               b. Any report with respect to transactions effected pursuant to an automatic investment plan.

     C.   Annual Code Certification
          -------------------------

          Each Supervised Person is required to read and retain this Code and to complete the Annual Code of Ethics Certification (Exhibit F) upon commencement of employment or other services, and annually thereafter not later than February 15. Each Supervised Person must acknowledge that he or she has:

          1. Received, read, understands and agrees to abide by this Code;

          2. Complied with all requirements of this Code; and

          3. Reported all accounts, holdings and transactions as required by this Code.

     D.   Review of Reports and Certifications
          ------------------------------------

          The CCO or his designee will review each report and certification to determine if any Supervised Person has failed to comply with any provision of this Code. The

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

          CCO or his designee will maintain a written description of any such failure and a description of any remedial steps taken.

V.   REPORTING TO FUND BOARDS

     On an annual basis, the CCO shall prepare a written report to, or respond to a written inquiry from, the Board of each Fund listed in Exhibit A that:

      (i) describes any issues that have arisen under this Code since the last report to the Board, including, but not limited to, information about material violations of this Code and sanctions imposed in response to such material violations; and

     (ii) certifies that Paradigm has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code.

VI.  REPORTING OF VIOLATIONS

     Each Supervised Person has an affirmative obligation to promptly report violations of this Code to the CCO. Failure to do so is itself a violation of this Code. In the event that a matter implicates the CCO, notice must be provided to the President of Paradigm.

     Paradigm will not tolerate any retaliation against anyone who in good faith reports a violation of this Code. The CCO will not reveal the identity of anyone who reports a violation and who asks that their identity remain confidential, and will not tolerate any effort to ascertain the identity of any person who reports a violation anonymously, unless such information is required to be disclosed by law or applicable legal process or by applicable securities or commodities exchange, self-regulatory organization or other rules or regulations or disclosure of such information, or ascertaining such identity, supported by a clear and compelling interest of clients that is sufficient in the particular case to overcome an expectation of anonymity.

VII. SANCTIONS

     A.   Sanctions
          ---------

          The CCO, at his discretion, may impose sanctions against any Supervised Person who is determined to have violated any provision of this Code including Access Persons who do not file required reports in a timely fashion.

     B.   Forms of Sanction
          -----------------

          Sanctions may include, but are not limited to: censure, fine, suspension without pay, demotion, termination, disgorgement of profits realized on transactions in violation of this Code or any other remedy deemed appropriate by the CCO or the President of Paradigm.

     C.   Procedure
          ---------

          If the CCO identifies a violation of this Code, he shall report it and the suggested corrective action and sanction to the President of Paradigm, who may at the request of the individual involved review the matter, and shall impose such sanction as he deems appropriate.

X.   MISCELLANEOUS PROVISIONS

     A.   Access Persons
          --------------

          The CCO will identify all Access Persons in the List of Access Persons (Exhibit G) and inform each of their reporting obligations pursuant to this Code. Any failure by the CCO to identify an Access Person or notify any person of his or her duties under this Code shall not relieve such person of any obligations hereunder.

     B.   Records
          -------

          Paradigm shall maintain records as required by Rule 204-2 under the Advisors Act and Rule 17j-1 under the 1940 Act.

     C.   Amendments
          ----------

          Paradigm may amend this Code as necessary or appropriate to achieve the purposes of Rules 17j-1 and 204A-1. The policies, rules and procedures described in this Code are subject to change at the sole discretion of Paradigm at any time. Any material changes to this Code must be approved by the Board of any Fund listed in Exhibit A, including a majority of its independent trustees, within six months after implementation of the change.

     D.   Review
          ------

          The CCO will annually review the adequacy of this Code and the effectiveness of its implementation.

                                                                       EXHIBIT A

          U.S. REGISTERED INVESTMENT COMPANIES SUB-ADVISED BY PARADIGM:

                   MEMBERS Mutual Funds, Small Cap Growth Fund

                    Ultra Series Fund, Small Cap Growth Fund

                          Wilshire MAXAM Diversity Fund

                                                                       EXHIBIT B

                        EXAMPLES OF BENEFICIAL OWNERSHIP

What constitutes "beneficial ownership" has been dealt with in a number of SEC releases and has grown to encompass many diverse situations. These include securities held:

     a) by you for your own benefit, whether bearer, registered in your own name, or otherwise;

     b) by others for your benefit (regardless of whether or how registered), such as securities held for you by custodians, brokers, relatives, executors or administrators;

     c)   for your account by pledges;

     d)   by a trust in which you have an income or remainder interest.
          Exceptions: where your only interest is to get principal if (1) some other remainderman dies before distribution, or (2) if some other person can direct by will a distribution of trust property or income to you;

     e) by you as trustee or co-trustee, where either of you or any Immediate Family Member have an income or remainder interest in the trust;

     f) by a trust of which you are the settler, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries;

     g)   by any partnership in which you are a partner;

     h) by a personal holding company held by you alone or jointly with others;

     i)   in the name of your spouse unless legally separated;

     j) in the name of minor children or in the name of any relative of yours or of your spouse (including an adult child) who is presently sharing your home. This applies even if the Securities were not received from you and the dividends are not actually used for the maintenance of your home;

     k) in the name of another person (other than those listed in (i) and (j) just above), if by reason of any contract, understanding, relationship, agreement, or other arrangement, you obtain benefits substantially equivalent to those of ownership; or

     l) in the name of any person other than yourself, even though you do not obtain benefits substantially equivalent to those of ownership (as described in (k) just above), if you can vest or revest title in yours.

                                                                       EXHIBIT C

    CODE OF ETHICS PERSONAL TRADING REQUEST AND AUTHORIZATION FOR RESTRICTED
                                   SECURITIES

  TO BE COMPLETED BY ACCESS PERSONS PRIOR TO ANY PERSONAL TRADE IN A RESTRICTED
                                    SECURITY:

Name: __________________________ Date For Which You Seek Approval: ____________

Name of the issuer and dollar amount or number of securities to be purchased or sold:
_______________________________________________________________________________

Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any Security held or to be acquired by Paradigm that may be relevant to a determination as to the existence of a potential conflict of interest?(1)

                       Yes ___             No ___

      If yes, please describe:

I hereby certify that to the best of my knowledge and belief, the answers that I have provided above are true and correct.

Signature: _____________________                Date: __________________________

--------------------------------------------------------------------------------
               CCO APPROVAL OR DENIAL OF PERSONAL TRADING REQUEST:

____ PRECLEARANCE APPROVED: I confirm that the proposed transaction appears to be consistent with the policies and intent of the Code and that the conditions necessary(2) for approval have been satisfied.

____ PRECLEARANCE DENIED: I do not confirm that the proposed transaction is consistent with the policies and intent of the Code or that the conditions necessary for approval have been satisfied.

Signature: ______________________                  Date: _______________________

-------------------------
(1) Examples of facts that would be responsive to this question include, the receipt of "special favors" from a stock promoter, such as participation in a private placement or IPO; investment in securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where Paradigm might invest in securities related to the leveraged buy-out.

(2) The Code requires that the CCO determine the proposed transaction: (i) is not potentially harmful to any Investment Advisory Client; (ii) would be unlikely to affect the market in which the Investment Advisory Client's portfolio securities are traded; or (iii) is not related economically to securities to be purchased, sold, or held by the Investment Advisory Client. In addition, the Code requires that the CCO determine that the decision to purchase or sell the security at issue is not the result of information obtained in the course of the Access Person's relationship with the Investment Advisory Client.

                                                                       EXHIBIT D

                     CODE OF ETHICS INITIAL HOLDINGS REPORT

Name: ________________________________________

This report supplies information with respect to Securities in which I may be deemed to have, or to have had, any direct or indirect Beneficial Ownership interest (whether or not such security is a security held or to be acquired by any Investment Advisory Client).

All terms used in this report shall have the same meaning as set forth in the Code. Beneficial Ownership shall be interpreted subject to the provisions of the Code and Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

(CHECK ONE OF THE FOLLOWING TWO BOXES):
--------------------------------------

[ ]    I have no reportable holdings.

[ ] Below or attached is a complete list of (or brokerage statements showing) each of my reportable holdings containing the following information:

----------------------------------------------------------------------------------------------------------------
                                                                                         Name of the Broker,
                                                                                         Dealer or Bank With
                       Exchange Ticker                                                   Whom Account in
                       Symbol or CUSIP                               Principal Amount    Which Securities Are
Title of Securities    Number (as applicable)    Number of Shares    of Securities       Held is Maintained
-------------------    ----------------------    ----------------    -------------       ------------------
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

Signature: _____________________________              Date: ____________________

                                                                       EXHIBIT E

                   CODE OF ETHICS QUARTERLY TRANSACTION REPORT

        Name of Access Person:       ___________________________________________

        Reporting Period/Calendar Quarter End Date:     ________________________

TRANSACTIONS REPORT (CHECK ONE OF THE FOLLOWING TWO BOXES):
-----------------------------------------------------------

[ ] There were no securities transactions during the quarter in which I, or any Immediate Family Member, had Beneficial Ownership.

[ ] Attached is a complete list of (or duplicate confirmations showing) all securities transactions during the quarter in which I, and/or any Immediate Family Member, had Beneficial Ownership, containing the following information:

---------------------------------------------------------------------------------------------------------------
   Date of        Type of       Issuer and     Ticker       No. of     Price per    Interest Rate     Broker,
 Transaction    Transaction      Type of       Symbol     Shares or    Share or     and Maturity,    Dealer or
                (purchase or     Security     or CUSIP    Principal      Unit          if Bond         Bank
                    sale)                                   Amount                   Transaction
---------------------------------------------------------------------------------------------------------------

NEW BROKERAGE ACCOUNTS (CHECK ONE OF THE FOLLOWING TWO BOXES):
--------------------------------------------------------------

[ ] Neither I, nor any Immediate Family Member, established any new accounts during the quarter with brokers, dealers or banks in which securities are held or could be held, and with respect to which I, and/or any Immediate Family Member, had Beneficial Ownership.

[ ] I and/or any Immediate Family Member established the following new account(s) during the quarter with brokers, dealers or banks in which securities are held or could be held, and with respect to which I, and/or any Immediate Family Member, had Beneficial Ownership:

------------------------------------------------------------------------------------------------
 Name and Address of Institution    Account Number(s)    Date Established    Name(s) on Account
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

  If you reported that a new brokerage Account was established, please confirm:
  -----------------------------------------------------------------------------

  [ ] I have requested that duplicate confirmations be sent directly to the CCO.

QUARTERLY CERTIFICATION
-----------------------

I hereby certify that during the quarter covered by this report I complied with all applicable requirements of the Code, and have reported to the CCO all transactions required to be reported under the Code. All information provided in this report is true and complete to be best of my knowledge.

Signed:_________________________________    Date:_______________________________

                                                                       EXHIBIT F

                       ANNUAL CODE OF ETHICS CERTIFICATION

The Code is an important document prepared to insure your familiarity with certain policies, rules and procedures of Paradigm.

Please read the following statements, check the boxes which correspond to each statement indicating your understanding and adherence to the statements and sign below to indicate your receipt and acknowledgement of the Code:

[ ] I have received and read a current copy of the Code, have addressed any questions I had with the CCO, understand my obligations under the Code and agree to abide by the Code.

[ ] I affirm that I have complied with the Code over the past year and have reported any violations of the Code of which I am aware to the CCO.

The following item is to be completed only by members of the Investment Team:

[ ] I affirm that I have reported each applicable brokerage account opened and personal securities transaction executed over the past year as required by the Code.

I hereby certify that to the best of my knowledge, the information furnished in this certification is true and correct.

_______________________________                     ____________________________
Employee's Printed Name                             Position

_______________________________                     ____________________________
Employee's Signature                                Date

                                                                       EXHIBIT G

                             LIST OF ACCESS PERSONS

The CCO of Paradigm hereby identifies these Employees as Access Persons. The failure of the CCO to identify in this List of Access Persons any Employee who falls within the definition of Access Person does not relieve that Employee of the duties and responsibilities of Access Persons under this Code.

Access Persons
--------------
James E. Francis
Gregory R. Pai
Jeffrey E. Marcus
Marie-Alan Aladin
Andrew Feldman
Terrence Kitson
Pranav Kabra

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